Exhibit 20.1

MONTHLY SERVICER’S CERTIFICATE
First USA Bank, National Association
First NBC Credit Card Master Trust
Series 1997-1

For the September 11, 2002 Determination Date
For the 61st Monthly Period

The undersigned, a duly authorized representative of First USA Bank, National Association, (the “Bank”), pursuant to the Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), dated as of August 1, 1997, by and between the Bank, as successor Transferor and Servicer to Bank One Louisiana, N.A. (as successor to the First National Bank of Commerce (“First NBC”)) and The Bank of New York, as Trustee, does hereby certify as follows:

1.
Capitalized terms used in this Certificate have their respective meanings as set forth in the Pooling and Servicing Agreement; provided, that the “preceding Monthly Period” shall mean the Monthly Period immediately preceding the calendar month in which this Certificate is delivered. This Certificate is delivered pursuant to subsection 3.4(b) of the Pooling and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Pooling and Servicing Agreement, as amended by the applicable Series Supplement.

2.	First USA Bank, National Association, is Servicer under the Pooling and Servicing Agreement.

3.	The undersigned is a Servicing Officer.

4.	The date of this Certificate is September 11, 2002, which is a Determination Date under the Pooling and Servicing Agreement

5.	The aggregate amount of Collections processed during the preceding Monthly Period [equal to 5(a) plus 5(b)] was	$105,888,824.38

	(a) The aggregate amount of Collections of Finance Charge Receivables collected during the preceding Monthly Period (the Collections of Finance Charge Receivables) was	$10,869,935.29

	(b) The aggregate amount of Collections of Principal Receivables collected during the preceding Monthly Period (the Collections of Principal Receivables) was	$95,018,889.09

6.	The aggregate amount of Receivables as of the end of the last day of the preceding Monthly Period was	$809,535,299.37

7.	Included is an authentic copy of the statements required to be delivered by the Servicer on the date of this Certificate to the Paying Agent pursuant to Article V.

8.	To the knowledge of the undersigned, there are no liens on any Receivables in the Trust except as described below:

	None.

9.	The amount, if any, by which the sum of the balance of the Excess Funding Account and the Aggregate Principal Receivables exceeds the Minimum Aggregate Principal Receivables required to be maintained pursuant to the Pooling and Servicing Agreement, is equal to	$95,533,374.55

10.	The amount, if any, of the withdrawal of the Specified Deposit from the Finance Charge Account required to be made by the Trustee pursuant to subsection 4.3(a) of the Pooling and Servicing Agreement on the related Transfer Date is	$0.00

Monthly Servicer’s Certificate
Page 2 (all amounts in dollars except percentages)

11.	Monthly Period Trust Activity
(a)	Trust Activity	Total Trust

	Beginning Aggregate Principal Receivables	793,149,043.18
	Beginning Excess Funding Account Balance	0.00
	Beginning Total Principal Balance	793,149,043.18
	Collections of Finance Charge Receivables	10,869,935.29
	Discount Percentage	0.00
	Discount Option Receivables Collections	0.00
	Net Recoveries	0.00
	Total Collections of Finance Charge Receivables	10,869,935.29
	Total Collections of Principal Receivables	95,018,889.09
	Net Default Amount	2,086,146.27
	Minimum Aggregate Principal Receivables Balance	700,000,000.00
	Ending Aggregate Principal Receivables	795,533,374.55
	Ending Excess Funding Account Balance	0.00
	Ending Total Principal Balance	795,533,374.55

(b)	Series Allocations (as of 8/31/02)	Series 1997-1	Series 1998-1	All Series

	Group Number	1	2
	Investor Interest	30,000,000.00	156,748,628.16	186,748,628.16
	Adjusted Investor Interest	30,000,000.00	156,748,628.16	186,748,628.16
	Principal Funding Account Balance	0.00	0.00	0.00
	Minimum Transferor Interest			55,687,336.22

(c)	Group I Allocations	Series 1997-1	Total Group I

	Investor Finance Charge Collections	766,782.57	766,782.57

	Investor Monthly Interest	130,165.00	130,165.00
	Investor Monthly Fees (Servicing Fee)	37,500.00	37,500.00
	Investor Default Amounts	147,160.09	147,160.09
	Investor Additional Amounts	0.00	0.00
	Total	314,825.09	314,825.09

	Reallocated Investor Finance Charge Collections	766,782.57	766,782.57
	Available Excess	451,957.48	451,957.48

12.	Series 1997-1 Certificates

(a)	Investor/Transferor Allocations	Trust	Series 1997-1 Interest	All Other Series	Transferor’s Interest

	Beginning Investor/Transferor Amounts	793,149,043.18	30,000,000.00	156,748,628.16	606,400,415.02
	Beginning Adjusted Investor Interest	793,149,043.18	30,000,000.00	156,748,628.16
	Floating Investor Percentage	100.000000%	7.054160%	25.763980%
	Fixed Investor Percentage	100.000000%	37.823900%	50.431880%
	Collections of Finance Chg. Receivables	10,869,935.29	766,782.57	2,800,527.94
	Collections of Principal Receivables	95,018,889.09	35,939,849.60	47,919,812.07
	Net Default Amount	2,086,146.27	147,160.09	537,474.31

	Ending Investor/Transferor Amounts	795,533,374.55	0.00	108,291,341.78	687,242,032.77

Monthly Servicer’s Certificate
Page 3 (all amounts in dollars except percentages)

(b)	Monthly Period Funding Requirements	Class A	Class B	Collateral Interest	Total

	Principal Funding Account	0.00	0.00	0.00	0.00
	Principal Funding Investment Proceeds	0.00	0.00	0.00	0.00
	Withdrawal from Reserve Account	0.00	0.00	0.00	0.00
	Available Reserve Account Amount	705,599.83	0.00	0.00	705,599.83
	Required Reserve Account Amount	0.00	0.00	0.00	0.00

	Coupon	0.00000%	6.35000%	2.38000%	4.00508%
	Floating Investor Percentage	3.27177%	2.64767%	1.13472%	7.05416%
	Fixed Investor Percentage	32.71768%	2.64767%	2.45855%	37.82390%
	Investor Monthly Interest	0.00	111,125.00	19,040.00	130,165.00
	Overdue Monthly Interest	0.00	0.00	0.00	0.00
	Additional Interest	0.00	0.00	0.00	0.00
	Total Interest Due	0.00	111,125.00	19,040.00	130,165.00
	Investor Default Amounts	68,253.90	55,234.27	23,671.92	147,160.09
	Investor Monthly Fees	0.00	26,250.00	11,250.00	37,500.00
	Investor Additional Amounts	0.00	0.00	0.00	0.00
	Total Due	68,253.90	192,609.27	53,961.92	314,825.09

(c)	Certificates – Balances and Distributions	Class A	Class B	Collateral Interest	Total

	Beginning Investor Interest	0.00	21,000,000.00	9,000,000.00	30,000,000.00
	Monthly Principal–Prin. Funding Account	0.00	0.00	0.00	0.00
	Principal Payments	0.00	21,000,000.00	9,000,000.00	30,000,000.00
	Interest Payments	0.00	111,125.00	19,040.00	130,165.00
	Total Payments	0.00	21,111,125.00	9,019,040.00	30,130,165.00
	Ending Investor Interest	0.00	0.00	0.00	0.00

(d)	Information regarding Payments in respect of the Class A Certificates (per $1,000 original certificate principal amount)
	1. Total Payment	0.000000
	2. Amount of Payment in respect of Class A Monthly Interest	0.000000
	3. Amount of Payment in respect of Class A Overdue Monthly Interest	0.000000
	4. Amount of Payment in respect of Class A Additional Interest	0.000000
	5. Amount of Payment in respect of Class A Principal	0.000000

(e)	Class A Investor Charge-Offs/Reimbursement of Class A Investor Charge-Offs
	1. Total Amount of Class A Investor Charge-Offs	0.00
	2. Amount of Class A Investor Charge-Offs per $1,000 original certificate principal amount	0.00
	3. Total amount reimbursed in respect of Class A Investor Charge-Offs	0.00
	4. Amount reimbursed in respect of Class A Investor Charge-Offs per $1,000 original principal amount	0.00
	5. The amount, if any, by which the outstanding Principal Balance of the Class A Certificates exceeds the Class A Adjusted Investor Interest after giving effect to all transactions on such Distribution Date	0.00

(f)	Information regarding Payments in respect of the Class B Certificates (per $1,000 original certificate principal amount)
	1. Total Payment	1005.291667
	2. Amount of Payment in respect of Class B Monthly Interest	5.291667
	3. Amount of Payment in respect of Class B Overdue Monthly Interest	0.000000
	4. Amount of Payment in respect of Class B Additional Interest	0.000000
	5. Amount of Payment in respect of Class B Principal	1000.000000

Monthly Servicer’s Certificate
Page 4 (all amounts in dollars except percentages)

(g)	Amount of reductions in Class B Investor Interest pursuant to clauses (c), (d) and (e) of the definition of Class B Investor Interest
	1. Amount of reductions in Class B Investor Interest	0.00
	2. Amount of reductions in Class B Investor Interest per $1,000 original certificate principal amount	0.00
	3. Total amount reimbursed in respect of reductions of Class B Investor Interest	0.00
	4. Amount reimbursed in respect of reductions of Class B Investor Interest per $1,000 original certificate principal amount	0.00
	5. The amount, if any, by which the outstanding Principal Balance of the Class B Certificates exceeds the Class B Investor Interest after giving effect to all transactions on such Distribution Date	0.00

(h)	Information regarding the Distribution in respect of the Collateral Interest (per $1,000 original certificate principal amount)
	1. Total distribution	462.514872
	2. Amount of distribution in respect of Collateral Monthly Interest	0.976410
	3. Amount of distribution in respect of Collateral Overdue Interest	0.000000
	4. Amount of distribution in respect of Collateral Monthly Principal	461.538462

(i)	Amount of reductions in Collateral Interest pursuant to clauses (c), (d), and (e) of the definition of Collateral Interest
	1. Amount of reductions in Collateral Interest	0.00
	2. Total amount reimbursed in respect of reductions of Collateral Interest	0.00

(j)	Application of Reallocated Investor Finance Charge Collections
	1. Class A Available Funds	355,639.27

	a. Class A Monthly Interest	0.00
	b. Class A Overdue Monthly Interest	0.00
	c. Class A Additional Interest	0.00
	d. Class A Servicing Fee	0.00
	e. Class A Investor Default Amount	68,253.90
	f. Excess Spread	287,385.37

	2. Class B Available Funds	287,800.00

	a. Class B Monthly Interest	111,125.00
	b. Class B Overdue Monthly Interest	0.00
	c. Class B Additional Interest	0.00
	d. Class B Servicing Fee	26,250.00
	e. Excess Spread	150,425.00

	3. Collateral Holder Available Funds	123,343.30

	a. Excess Spread	123,343.30

	4. Total Excess Spread	561,153.67

Monthly Servicer’s Certificate
Page 5 (all amounts in dollars except percentages)

(k)	Application of Excess Spread and Excess Finance Charge Collections Allocated to Series 1997-1
	1. Beginning Excess Spread	561,153.67
	2. Excess Finance Charge Collections	0.00
	3. Applied to fund Class A Required Amount	0.00
	4. Unreimbursed Class A Investor Charge-Offs	0.00
	5. Applied to fund Class B Required Amount	55,234.27
	6. Reductions of Class B Investor Interest treated as Available Principal Collections	0.00
	7. Applied to Collateral Monthly Interest and unpaid Collateral Monthly Interest	19,040.00
	8. Applied to Collateral Interest Servicing Fee and any overdue Collateral Interest Servicing Fee	11,250.00
	9. Collateral Investor Default Amount treated as Available Principal Collections	23,671.92
	10. Reductions of Collateral Interest treated as Available Principal Collections	0.00
	11. Deposit to Reserve Account (if required)	0.00
	12. Applied to other amounts owed to Collateral Interest Holder	0.00
	13. Balance to constitute Excess Finance Charge Collections for other series	451,957.48

13.	Trust Performance
(a)	Delinquencies
	1. 30-59 days	10,638,476.55
	2. 60-89 days	5,538,943.04
	3. 90 days and over	8,991,234.38
	4. Total 30+ days delinquent	25,168,653.97

(b)	Base Rate
	a. Current Monthly Period	7.20660%
	b. Prior Monthly Period	8.05166%
	c. Second Prior Monthly Period	8.04411%

(c)	Three Month Average Base Rate	7.76746%

(d)	Portfolio Yield (gross portfolio yield less net defaults)
	a. Current Monthly Period	24.78490%
	b. Prior Monthly Period	8.49544%
	c. Second Prior Monthly Period	8.94238%

(e)	Three Month Average Portfolio Yield	14.07424%

(f)	Excess Spread Percentage
	a. Current Monthly Period	9.69346%
	b. Prior Monthly Period	7.61356%
	c. Second Prior Monthly Period	6.64070%

(g)	Three Month Average Excess Spread Percentage	7.98257%

(h)	Monthly Payment Rate (total collections/beginning aggregate principal receivables)	13.35043%

(i)	Portfolio Adjusted Yield	17.57830%

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this certificate this 11th day of September.

First USA Bank, National Association, as Servicer

By:	/s/ MICHAEL J. GRUBB
Name: Title:	Michael J. Grubb First Vice President